As filed with the Securities and Exchange Commission on June 11, 2001
                                                 Registration No. 333-__________

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                                   84-1169358
  -------------------------                         ----------------
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)
                                 600 17th Street
                                 Suite 800 North
                             Denver, Colorado 80202
              -----------------------------------------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

              Metretek Technologies, Inc. 1998 Stock Incentive Plan
              -----------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                  A. Bradley Gabbard, Executive Vice President
                           Metretek Technologies, Inc.
                        600 17th Street, Suite 800 North
                             Denver, Colorado 80202
                                 (303) 416-9200
--------------------------------------------------------------------------------
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                               Paul R. Hess, Esq.
                    Kegler, Brown, Hill & Ritter Co., L.P.A.
                        65 East State Street, Suite 1800
                              Columbus, Ohio 43215
                                 (614) 462-5400

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
           Title of                 Amount         Proposed Maximum   Proposed Maximum      Amount of Registration
       Securities to be              to be          Offering Price        Aggregate                   Fee
          Registered              Registered           Per Share       Offering Price
=========================================================================================================================
Common  Stock,  par value $.01
per share(1)(2)                 1,000,000 shares(2)     $  1.925(3)     $ 1,925,000(3)            $ 481.25
=========================================================================================================================

(1) In connection with the referenced Plan, 250,000 shares of Common Stock, par value $.01 per share (as adjusted for a 1-for-4 reverse split effected on July 6, 1998), were registered with the Securities and Exchange Commission on June 12, 1998 pursuant to Registration No. 333-56697, and an additional 500,000 shares of Common Stock were registered with the SEC on March 10, 2000 pursuant to Registration Statement No. 333-32118. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock and other securities that may be offered or issued in connection with the anti-dilution provisions of the Plan.

(2) Includes the related Preferred Share Purchase Rights to purchase shares of Series C Preferred Stock, par value $.01 per share, of Metretek Technologies, Inc. No separate consideration will be received for the Preferred Share Purchase Rights which, prior to the occurrence of certain prescribed events, are not exercisable, are evidenced by the certificates for Common Stock and are transferable only with the Common Stock. The value, if any, of the Preferred Share Purchase Rights is reflected in the market price of the Common Stock.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act, upon the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 7, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         On June 12, 1998, Metretek Technologies, Inc., a Delaware corporation and a small business issuer (the "Registrant"), filed a Registration Statement on Form S-8 (File No. 333-56697) registering the issuance of 250,000 (as adjusted for a 1-for-4 reverse split of the Common Stock effected on July 6,
1998) shares of Common Stock, par value $.01 per share, of the Registrant ("Common Stock"), pursuant to the Metretek Technologies, Inc. 1998 Stock Incentive Plan (the "Plan"). On March 10, 2000, the Registrant filed a Registration Statement on Form S-8 (File No. 333-32118) registering the issuance of an additional 500,000 shares of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 registers the issuance of an additional 1,000,000 shares of Common Stock pursuant to the Plan in accordance with General Instruction E to Form S-8. The securities registered under this Registration Statement are of the same class as other securities for which the aforementioned Registration Statements on Form S-8 relating to the same employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, the contents of Registration Statement on Form S-8 (File No. 333-56697) and Registration Statement on Form S-8 (File No. 333-32118) are incorporated by reference in this Registration Statement.



ITEM 8.  EXHIBITS.


Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Second Restated Certificate of Incorporation of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-96369).

4.2               Amended and Restated By-Laws of Metretek Technologies, Inc.

4.3 Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of June 11, 2001

5.1               Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.

23.1              Consent of Deloitte & Touche LLP

23.2 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in Exhibit 5.1)

24.1 Powers of Attorney (Included in Signature Page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 11, 2001.

                       METRETEK TECHNOLOGIES, INC.


                       By:  /s/ W. Phillip Marcum
                            -----------------------------------------
                            W. Phillip Marcum, President and
                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, THAT each person whose signature appears below hereby constitutes and appoints W. Phillip Marcum, A. Bradley Gabbard and Paul R. Hess, and each of them, with full power to act without the joinder of others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                            Title                                       Date
---------                            -----                                       ----

/s/ W. Phillip Marcum                President, Chief Executive Officer and      June 11, 2001
------------------------------
W. Phillip Marcum                    Director (principal executive officer)

/s/ A. Bradley Gabbard               Executive Vice President, Chief Financial   June 11, 2001
------------------------------
A. Bradley Gabbard                   Officer, Treasurer and Director (principal
                                     financial officer)

/s/ Gary J. Zuiderveen               Principal Accounting Officer, Controller    June 11, 2001
------------------------------
Gary J. Zuiderveen                   and Secretary (principal accounting
                                     officer)

/s/ Basil M. Briggs                  Director                                    June 11, 2001
------------------------------
Basil M. Briggs

/s/ Anthony D. Pell                  Director                                    June 11, 2001
------------------------------
Anthony D. Pell

/s/ Kevin P. Collins                 Director                                    June 11, 2001
------------------------------
Kevin P. Collins

                           METRETEK TECHNOLOGIES, INC.
                            1998 STOCK INCENTIVE PLAN
                    AMENDED AND RESTATED AS OF JUNE 11, 2001
                                    FORM S-8

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Second Restated Certificate of Incorporation of Metretek Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-96369).

4.2               Amended and Restated By-Laws of Metretek Technologies, Inc.

4.3 Metretek Technologies, Inc. 1998 Stock Incentive Plan, amended and restated as of June 11, 2001.

5.1               Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.

23.1              Consent of Deloitte & Touche LLP

23.2 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in Exhibit 5.1)

24.1 Powers of Attorney (included in Signature Page of this Registration Statement)